UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

October 23, 2015
Date of Report (Date of earliest event reported)

HEALTHEQUITY, INC.

(Exact name of registrant as specified in its charter)

Delaware	7389	52-2383166
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

15 West Scenic Pointe Drive
Suite 100
Draper, Utah 84020
(Address of principal executive offices) (Zip Code)

(801) 727-1000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
On October 23, 2015, HealthEquity, Inc. (the “Company”) entered into an Asset Purchase Agreement (the “Agreement”) with The Bancorp Bank (“Bancorp”), pursuant to which Bancorp on such date (i) sold to the Company all of Bancorp’s right, title and interest in certain assets consisting primarily of health savings accounts and certain related contracts (the “Acquired Assets”), and (ii) transferred to the Company, and the Company assumed from Bancorp, certain related liabilities. The purchase price paid by the Company was $34,425,000. Prior to closing, Bancorp served as trustee or custodian for the health savings accounts included in the Acquired Assets; Bancorp will continue acting as such for a transition period.
The description of the Agreement contained in this Form 8-K is qualified in its entirety by reference to the full text of the Agreement, a copy of which is attached hereto as Exhibit 10.1, which is hereby incorporated herein in its entirety by reference.
The Agreement has been included to provide investors and security holders with information regarding its terms. It is not intended to provide any other factual information about the Company or its affiliates or subsidiaries. The representations, warranties and covenants contained in the Agreement were made only for purposes of that agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of Bancorp, or the Company or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.
Item 2.01. Completion of Acquisition or Disposition of Assets.
To the extent required by Item 2.01 of Form 8-K, the information contained in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.01.
Item 7.01. Regulation FD Disclosure.
On October 23, 2015, the Company issued a press release announcing the transactions described in Item 1.01 of this Form 8-K, a copy of which is attached hereto as Exhibit 99.1.
The information in this Item 7.01, including Exhibit 99.1, is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, regardless of any general incorporation language in those filings.
Item 9.01        Financial Statements and Exhibits
(d) Exhibits

Exhibit No.    Description

10.1*	Asset Purchase Agreement, dated as of October 23, 2015, by and between The Bancorp Bank and HealthEquity, Inc.
99.1	Press release, dated October 23, 2015.

* Pursuant to Item 601(b)(2) of Regulation S-K, the schedules and/or exhibits to this agreement have been omitted. The Registrant undertakes to supplementally furnish a copy of the omitted schedules and/or exhibits to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHEQUITY, INC.
Date: October 26, 2015	By:	/s/ Darcy Mott
	Name:	Darcy Mott
	Title:	Executive Vice President and Chief Financial Officer